UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 6, 2015

SunEdison, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of Incorporation)	1-13828 (Commission File Number)	56-1505767 (I.R.S. Employer Identification Number)

13736 Riverport Dr. Maryland Heights, Missouri 63043 (Address of principal executive offices) (Zip Code)

(314) 770-7300 (Registrant's telephone number, including area code)
Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provision (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.
On October 6, 2015, SunEdison, Inc. (the “Company”) issued a press release announcing that Stephen Cerrone has been named the Company’s Chief Human Resources Officer. A copy of the press release is filed as Exhibit 99.1 with this Form 8-K.

As filed on October 5, 2015 on Form 3, Initial Statement of Beneficial Ownership of Securities for the Company, Mr. Cerrone beneficially owns 80,000 shares of the Company which he purchased prior to joining the Company. Also reported on October 5, 2015 on Form 4, Statement of Changes in Beneficial Ownership for the Company, Mr. Cerrone received an initial award under the Company’s 2015 Long-Term Incentive Plan of 150,000 non-qualified stock options which vest in four equal annual installments beginning on the first anniversary of the grant date and 50,000 restricted stock units which vest 50% on the third anniversary of the grant date and 50% on the fourth anniversary of the grant date.

Additionally, Mr. Cerrone was awarded 50,000 restricted stock units for shares of TerraForm Power, Inc. Class A common stock under the TerraForm Power, Inc. 2014 Second Amended and Restated Long-Term Incentive Plan and 50,000 restricted stock units for shares of TerraForm Global, Inc. Class A common stock under the TerraForm Global, Inc. 2014 Long-Term Incentive Plan. Each restricted stock unit award vests 50% on the third anniversary of the grant date and 50% on the fourth anniversary of the grant date.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

99.1	Press Release issued October 6, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 6, 2015
SUNEDISON, INC.

By:    /s/ Martin H. Truong___________
Name: Martin H. Truong
Title: Senior Vice President, General
Counsel and Corporate Secretary

Exhibit Index

Exhibit Number	Item
99.1	Press Release issued October 6, 2015

4